UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

CAVIUM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33435	77-0558625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 N. First Street

San Jose, California

95131

(Address of principal executive offices, including zip code)

(408) 943-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 2, 2016, Cavium issued a press release announcing that the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in connection with its proposed acquisition of QLogic Corporation (“QLogic”) occurred at 11:59 p.m. EST on July 29, 2016.

As previously announced, Cavium has entered into a merger agreement under which Cavium will acquire QLogic for $11.00 in cash and 0.098 shares of Cavium common stock for each share of QLogic common stock, through an exchange offer (the “Offer”) followed by a merger of a wholly owned subsidiary of Cavium with and into QLogic. The expiration of the HSR Act waiting period satisfies one of the conditions required to consummate the Offer. The closing of the Offer remains subject to other customary conditions, including the tender of a majority of the outstanding shares of QLogic common stock.

The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of August 9, 2016, unless earlier extended or terminated. The terms and conditions of the Offer are described in the exchange offer documents, which have been mailed to QLogic stockholders and filed with the Securities and Exchange Commission (“SEC”).

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits

Exhibit No	Exhibit

99.1	Press release issued by Cavium, Inc. on August 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cavium, Inc.

Dated: August 2, 2016	By:	/s/ Vincent P. Pangrazio
		Name:	Vincent P. Pangrazio
		Title:	SVP, General Counsel and Secretary

Exhibit Index

99.1         Press release issued by Cavium, Inc. on August 2, 2016